AMENDMENT TO AGREEMENT AND PLAN OF MERGER

     THIS AMENDMENT (this "Amendment") to the Merger Agreement (as defined below) is made and entered into as of September 29, 2000, by and among the parties to the Merger Agreement, with reference to the following:

     WHEREAS, ProCare Industries, Ltd., a Colorado corporation ("Parent"), FastPoint Acquisition Corp., a Delaware corporation and a whollyowned subsidiary of Parent, Robert W. Marsik, and FastPoint Communications, Inc., a Delaware corporation, entered into an Agreement and Plan of Merger dated as of August 14, 2000 (the "Merger Agreement"); and

     WHEREAS, the parties to the Merger Agreement desire to amend the Merger Agreement as hereinafter provided.

     NOW, THEREFORE, in consideration of the foregoing recitals and the covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1. Exchange Ratio and Company's Capitalization. Sections 3.1, 3.2, and 5.2 of the Merger Agreement are hereby amended in their entirety as follows:

          Section 3.1 Conversion of Company Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of the Company, each issued and outstanding share of Company Common Stock (as defined in Section 5.2(a)), shall, subject to Sections 3.6, 3.7 and 3.11, be converted into the right to receive 1.6 shares of Parent Common Stock (as defined in Section 4.2(a)) (the "Exchange Number"); provided that each issued and outstanding share of Company Common Stock (as defined in Section 5.2(a)) which is issued by the Company after the date hereof but prior to the Effective Date in respect of an exercise of rights under the Company's Preferred Stock, warrants, options, or convertible notes, shall, subject to Sections 3.6, 3.7 and 3.11, be converted into the right to receive 1.77 shares of Parent Common Stock.

          Section 3.2 Conversion of Company Preferred Stock and Assumption of Obligations under Bridge Placement. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of the Company, each issued and outstanding share of Company Preferred Stock (as defined in Section 5.2(a)), shall, subject to Sections 3.6, 3.7 and 3.11, be converted into the right to receive a number of shares of Parent Common Stock equal to the product of (x) the number of shares of Company Common Stock that could be acquired upon conversion of such share of Company Preferred Stock immediately prior to the Effective Time; and (y) 1.77. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of the Company, Parent shall assume all of the Company's obligations under the subscription agreements pertaining to the Bridge Placement (as defined in the Consent Solicitation Statement) which are entered into by the Company at any time prior to the Effective Time, whether before or after the date hereof, including without limitation the convertible promissory notes, common stock purchase warrants, registration rights agreements, and lock-up agreements issued by the Company in connection therewith. Parent acknowledges that the convertible promissory notes issued and to be issued in connection with the Bridge Placement provide for conversion of their outstanding principal balances, at the election of the holders thereof and subject to certain terms and conditions therein, into shares of Company Common Stock if the election is made prior to the Merger and into shares of Parent Common Stock if the election is made after the Merger.

         Section 5.2       Capitalization.

             (a) The authorized capital stock of the Company consists of 10,000,000 shares of common stock, $.01 par value ("Company Common Stock"), and 10,000,000 shares of preferred stock, $.01 par value ("Company Preferred Stock"). As of August 14, 2000, the Company Preferred Stock has been issued in three series, designated Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock, it being understood by Parent that the Company may hereafter designate a fourth series of preferred stock, Series D Convertible Preferred Stock, and may issue, and privately place, such shares. As of August 14, 2000, 4,000,000 shares of Company Common Stock, 1,650,000 shares of Series A Convertible Preferred Stock, 1,489,504 shares of Series B Convertible Preferred Stock and 1,695,666 shares of Series C
             Convertible Preferred Stock were issued and outstanding. All of such issued and outstanding shares are validly issued and are fully paid, nonassessable and free of preemptive rights.

             (b) Except for (i) options and warrants to purchase an aggregate of 2,231,158 and 1,189,592 shares of Company Common Stock, respectively, (ii) the Company Preferred Stock, and (iii) the securities issued and to be issued in connection with the Bridge Placement (as defined in the Consent Solicitation Statement), there are not outstanding as of August 14, 2000 subscriptions, options, calls, contracts, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement and also including any rights plan or other anti-takeover agreement obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of the Company or obligating the Company to grant, extend or enter into any such agreement or commitment. There are no voting trusts, proxies or other agreements or understandings to which the Company is a party or is bound with respect to the voting of any shares of capital stock of the Company other than any voting agreements executed in connection with this Agreement.

             (c) Parent acknowledges that (i) the Company's Certificate of Designation, Preferences and Rights of Series C Convertible Stock contains anti-dilution provisions which are triggered by the issuance of convertible securities at a conversion price or ratio of less than $3.50 per share, (ii) the Company, since the date of the Merger Agreement, has issued, and prior to the Effective Time, may issue, convertible securities at a conversion price or ratio of less than $3.50 per share, (iii) as a result of the triggering of these anti-dilution provisions the number of shares of Company Common Stock that must be issued upon conversion of the outstanding Series C Convertible Preferred Stock has increased and will continue to increase, and (iv) these anti-dilution provisions will be given effect, as of the Effective Time, pursuant to Section 3.2 of the Merger Agreement as amended by this Amendment.

     2.  Conditions.  The  following  is  added  to  Section  8.1 of the  Merger
Agreement: (g) The Company must have received from escrow the proceeds from the offering of the Company's Series D Convertible Preferred Stock in an amount, net of fees and expenses, of at least $2,500,000. On the date that the Company receives such proceeds from that offering of the Series D Preferred Stock, the Company shall make a wire transfer of the Consulting Fee described in Section 5 below to Parent.

             (h) The amount owed by the Company to Parent at closing as described in Section 7.8 ($10,000) shall be paid by Company to Parent as follows: $2,500 on the date this Amendment is signed, and $7,500 not later than October 16, 2000. Parent shall use the funds to pay outstanding obligations to third parties and to make the mailing to Parent shareholders of the notice described in Section
             8.2 (e) of the Merger Agreement.

     3. Additional Agreements. A new Section 7.12 is added:

          7.12 Parent's obligations hereunder are conditioned upon completing the Merger by the close of business on October 31, 2000. Whether or not the Merger is completed by that date, the Company shall pay to Parent the consulting fee as and when described in Section 5 of this Amendment. If the Merger is not completed by October 31, 2000, and Parent terminates the Merger Agreement under Section 9.1(b)(i) of the Merger Agreement, or if either party duly terminates the Merger Agreement in accordance with an express termination right provided in Section 9.1 of the Merger Agreement, then except as provided in Section 5 of this Amendment and in Section 9.2 of the Merger Agreement, each of the parties agree that they shall have no recourse against each other, their officers and directors, and the parties shall be deemed to have completely released and discharged each other from any and all claims which either of them or their affiliates or stockholders could assert against the other or their officers or directors as a result of termination of the Merger Agreement.

     4. Closing Date. Each reference in Section 3.8 and in Article IX of the Merger Agreement to September 15, 2000 is amended to October 31, 2000.

     5. Consulting Services. Commencing on the date of this Amendment, and continuing through the Effective Time, Parent shall provide to the Company, upon reasonable request of the Company from time to time, the consulting services of Marsik. The scope of Marsik's consulting services will be to assist the Company in any reasonable respect to facilitate the consummation of the Merger. In consideration for these consulting services, the Company shall pay to Parent a consulting fee of $75,000. The consulting fee shall be due and payable to Parent, whether or not the Merger is consummated, on the date that the Company receives from escrow the proceeds from the offering of the Company's Series D Convertible Preferred Stock in an amount, net of fees and expenses, of at least $2,500,000.

     6. General. Except as expressly set forth in this Amendment, the terms and provisions of the Merger Agreement shall continue unmodified and in full force and effect. This Amendment shall be governed and construed under the laws of the State of California. This Amendment shall be binding on and shall inure to the benefit of the parties and their respective successors and assigns. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which, taken together, shall constitute on and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to Agreement and Plan of Merger to be signed and delivered as of the date first written above.

                                    PROCARE INDUSTRIES, LTD.

                                    By: /s/  Robert W. Marsik
                                       ----------------------------------------
                                       Robert W. Marsik, President

                                    FASTPOINT ACQUISITION CORP.

                                    By: /s/  Robert W. Marsik
                                       ----------------------------------------
                                       Robert W. Marsik, President

                                    /s/  Robert W. Marsik
                                    -------------------------------------------
                                    ROBERT W. MARSIK, individually

                                    FASTPOINT COMMUNICATIONS, INC.

                                    By: /s/  Ira Morris
                                       ----------------------------------------
                                       Ira Morris, President, Chief Executive
                                       Officer and Chief Operating Officer